As filed with the Securities and Exchange Commission on November 5, 2010
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCIQUEST, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-2127592
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
6501 Weston Parkway, Suite 200
Cary, North Carolina 27513
(Address of Principal Executive Offices) (Zip Code)

SciQuest, Inc. 2004 Stock Incentive Plan
(Full title of the plan)

Stephen J. Wiehe	Grant W. Collingsworth, Esq.
President and Chief Executive Officer	Seth K. Weiner, Esq.
SciQuest, Inc.	Morris, Manning & Martin, LLP
6501 Weston Parkway, Suite 200	3343 Peachtree Road, N.E.
Cary, North Carolina 27513	Atlanta, GA 30326
(919) 659-2100	Phone: (404) 233-7000
(919) 659-2199 (Facsimile)	Facsimile: (404) 365-9532
(Name, address and telephone number, including area code, or agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Securities	to be	Offering Price	Offering	Registration
To Be Registered	Registered(1)	Per Share	Price	Fee
Common Stock, $0.001 Par Value Outstanding under the SciQuest, Inc. 2004 Stock Incentive Plan	707,173 (2)	$11.51 (3)	$ 8,139,562	$ 581
To be issued under the SciQuest, Inc. 2004 Stock Incentive Plan	1,325,058 (4)	$11.51 (5)	$ 15,251,418	$ 1,088
TOTAL	2,032,231		$23,390,980	$1,669

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of the registrant’s common stock that become issuable under the SciQuest, Inc. 2004 Stock Incentive Plan (the “2004 Plan”) by reason of any stock dividend, stock split, recapitalization or similar adjustment of the outstanding shares of common stock of the registrant.

(2)	Represents 707,173 shares of common stock subject to outstanding option awards under the 2004 Plan as of November 5, 2010. Any such shares of common stock that are subject to option awards under the 2004 Plan which are forfeited and which are not issued under the 2004 Plan will be available for issuance under the 2004 Plan.

(3)	This estimate is made pursuant to Rule 457(h) of the Securities Act for purposes of calculating the registration fee. For 707,173 shares of common stock reserved for issuance upon exercise of option awards granted under the 2004 Plan, the Proposed Maximum Offering Price Per Share is $11.51, which is the average of the high and low prices for the registrant’s common stock as reported on The Nasdaq Global Market on November 3, 2010.

(4)	Represents 1,325,058 shares of common stock available for future issuance under the 2004 Plan as of November 5, 2010. To the extent outstanding option awards under the 2004 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for issuance under the 2004 Plan.

(5)	This estimate is made pursuant to Rule 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $11.51, which is the average of the high and low prices for the registrant’s common stock as reported on The Nasdaq Global Market on November 3, 2010.
Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to participants in the SciQuest, Inc. 2004 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
In this registration statement, SciQuest, Inc. is sometimes referred to as “we,” “us,” “our,” the “Registrant” or the “Company.”
Item 3. Incorporation of Documents by Reference
     The Commission allows the Company to “incorporate by reference” the information the Company files with the Commission, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The following documents that the Company has previously filed with the Commission are incorporated herein by reference:
(a)	The final prospectus relating to the Company’s initial public offering filed pursuant to Rule 424(b) (Registration No. 333-165720) on September 24, 2010;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the prospectus referred to in (a) above (except for information furnished and not filed with the Commission in a Current Report on Form 8-K); and

(c)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-34875), as amended, filed by the Company with the Commission under Section 12(b) of the Exchange Act on September 20, 2010, including any amendments or reports filed for the purpose of updating such description.
     In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for information furnished and not filed with the Commission in a Current Report on Form 8-K) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.
     Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
     We are a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Our amended and restated certificate of incorporation provides that we will indemnify and advance expenses to our directors and officers (and may choose to indemnify and advance expenses to other employees and agents) to the fullest extent permitted by the Delaware General Corporation Law.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.
     Our amended and restated certificate of incorporation provides that our directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.
     These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
     Section 145(g) of the Delaware General Corporation Law and our amended and restated certificate of incorporation permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether Delaware General Corporation Law permits indemnification. We maintain a directors’ and officers’ liability insurance policy.
     As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We indemnify directors against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such directors, and for any expenses actually and reasonably incurred by such directors in connection with such action, if such directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also advance to our directors expenses (including attorney’s fees) incurred by such directors in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.

     The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director seeks indemnification or advancement of expenses from the corporation, and provisions concerning the determination of entitlement to indemnification or advancement of expenses.
Item 7. Exemption From Registration Statement
Not applicable.
Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1	Second Amended and Restated Certificate of Incorporation of SciQuest, Inc. (incorporated by reference herein from Exhibit 3.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on September 2, 2010).

4.2	Amended and Restated Bylaws of SciQuest, Inc. (incorporated by reference herein from Exhibit 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on August 5, 2010).

4.3	Specimen Certificate representing shares of common stock of SciQuest, Inc. (incorporated by reference herein from Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on September 2, 2010).

4.4	SciQuest, Inc. 2004 Stock Incentive Plan (incorporated by reference herein from Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on March 26, 2010).

4.5*	Amendment No. 3 to SciQuest, Inc. 2004 Stock Incentive Plan.

4.6	Form of Stock Option Grant Certificate under the SciQuest, Inc. 2004 Stock Incentive Plan (incorporated by reference herein from Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on March 26, 2010).

5.1*	Opinion of Morris, Manning & Martin, LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).

*	Filed herewith.

Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on this 5th day of November, 2010.

SCIQUEST, INC.
By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Wiehe and Rudy C. Howard, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Stephen J. Wiehe Stephen J. Wiehe	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2010

/s/ Rudy C. Howard Rudy C. Howard	Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2010

/s/ Jeffrey T. Barber Jeffrey T. Barber	Director	November 5, 2010

/s/ Timothy J. Buckley Timothy J. Buckley	Director	November 5, 2010

Noel J. Fenton	Director

/s/ Daniel F. Gillis Daniel F. Gillis	Director	November 5, 2010

EXHIBIT INDEX

Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of SciQuest, Inc. (incorporated by reference herein from Exhibit 3.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on September 2, 2010).

4.2	Amended and Restated Bylaws of SciQuest, Inc. (incorporated by reference herein from Exhibit 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on August 5, 2010).

4.3	Specimen Certificate representing shares of common stock of SciQuest, Inc. (incorporated by reference herein from Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on September 2, 2010).

4.4	SciQuest, Inc. 2004 Stock Incentive Plan (incorporated by reference herein from Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on March 26, 2010).

4.5*	Amendment No. 3 to SciQuest, Inc. 2004 Stock Incentive Plan.

4.6	Form of Stock Option Grant Certificate under the SciQuest, Inc. 2004 Stock Incentive Plan (incorporated by reference herein from Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-165720), as filed with the Commission on March 26, 2010).

5.1*	Opinion of Morris, Manning & Martin, LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereof).

*	Filed herewith.